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Hilton Reports Third Quarter Results, Raises Full Year Outlook

MCLEAN, VA (October 26, 2017) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its third quarter 2017 results. All results herein present the performance of Hilton giving effect to the spin-offs of Park Hotels & Resorts Inc. ("Park") and Hilton Grand Vacations Inc. ("HGV") on January 3, 2017 (the "spin-offs"), with the historical financial results of Park and HGV reflected as discontinued operations. Additionally, all share and share-related information presented herein for periods prior to January 3, 2017 have been retrospectively adjusted to reflect the 1-for-3 reverse stock split of Hilton's outstanding common stock that occurred on January 3, 2017 (the "Reverse Stock Split"). Highlights include:

•	Diluted EPS for the third quarter was $0.55 and diluted EPS, adjusted for special items, was $0.56, an increase of 37 percent from the third quarter of 2016 on a pro forma basis

•	Net income for the third quarter was $181 million

•	Adjusted EBITDA for the third quarter was $524 million, an increase of 11 percent from pro forma Adjusted EBITDA for the third quarter of 2016

•	Adjusted EBITDA margin was 56.9 percent, an increase of 170 basis points from pro forma Adjusted EBITDA margin for the third quarter of 2016

•	System-wide comparable RevPAR increased 1.3 percent on a currency neutral basis for the third quarter compared to the prior year

•	Added 12,000 net rooms in the third quarter

•	Approved 23,400 new rooms for development during the third quarter, growing Hilton's development pipeline to a record 335,000 rooms, representing 13 percent growth from September 30, 2016

•
Repurchased 4.3 million shares of Hilton common stock for an aggregate cost of $273 million during the third quarter, bringing total capital return year to date, including dividends, to approximately $840 million

•	Raised Adjusted EBITDA guidance for full year 2017 to between $1,920 million and $1,940 million, an increase of $30 million at the midpoint

•
Full year 2018 system-wide RevPAR is expected to increase between 1.0 percent and 3.0 percent on a comparable and currency neutral basis compared to 2017; net unit growth is expected to be approximately 6.5 percent

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We had another strong quarter, exceeding the high end of our guidance for Adjusted EBITDA and diluted EPS, adjusted for special items, and, as a result, we are increasing our full year outlook. We approved nearly 24,000 rooms in the quarter, with approvals for the full year expected to exceed last year's record level. Our development pipeline now spans 13 more countries than our pipeline did a year ago, with 104 countries and territories represented. Looking forward to 2018, we expect stable to moderately improving fundamentals to drive RevPAR growth of 1.0 percent to 3.0 percent and net unit growth of approximately 6.5 percent for the year."

For the three and nine months ended September 30, 2017, system-wide comparable RevPAR grew 1.3 percent and 2.1 percent, respectively, driven by increases in both ADR and occupancy. In particular, strength at Hilton's international hotels benefited results. Management fee and franchise fee revenues increased in both periods as a result of increases in RevPAR of 1.1 percent and 2.0 percent, respectively, at comparable managed and franchised hotels, as well as from the addition of new managed and franchised properties to Hilton's portfolio.

2017 vs. 2016 Pro Forma Results

For the three months ended September 30, 2017, diluted earnings per share ("EPS") from continuing operations was $0.55 compared to $0.37 on a pro forma basis for the three months ended September 30, 2016. Diluted EPS, adjusted for special items, was $0.56 for the three months ended September 30, 2017 compared to $0.41 on a pro forma basis for the three months ended September 30, 2016. Income from continuing operations, net of taxes was $181 million for the three months ended September 30, 2017 compared to $122 million on a pro forma basis for the three months ended September 30, 2016. Adjusted EBITDA increased 11 percent to $524 million for the three months ended September 30, 2017 compared to $470 million on a pro forma basis for the three months ended September 30, 2016. Management and franchise fees increased 11 percent compared to the pro forma three months ended September 30, 2016.

For the nine months ended September 30, 2017, diluted EPS from continuing operations was $1.28 compared to $1.45 on a pro forma basis for the nine months ended September 30, 2016. Diluted EPS, adjusted for special items, was $1.46 for the nine months ended September 30, 2017 compared to $1.05 on a pro forma basis for the nine months ended September 30, 2016. Income from continuing operations, net of taxes was $423 million for the nine months ended September 30, 2017 compared to $482 million on a pro forma basis for the nine months ended September 30, 2016. Adjusted EBITDA increased 12 percent to $1,467 million for the nine months ended September 30, 2017 compared to $1,309 million on a pro forma basis for the nine months ended September 30, 2016. Management and franchise fees increased 10 percent compared to the pro forma nine months ended September 30, 2016.

2017 vs. 2016 Actual Results

For the three months ended September 30, 2017, diluted EPS from continuing operations was $0.55 compared to $0.27 for the three months ended September 30, 2016. Diluted EPS, adjusted for special items, was $0.56 for the three months ended September 30, 2017 compared to $0.30 for the three months ended September 30, 2016. Income from continuing operations, net of taxes was $181 million for the three months ended September 30, 2017 compared to $89 million for the three months ended September 30, 2016. Adjusted EBITDA was $524 million for the three months ended September 30, 2017 compared to $415 million for the three months ended September 30, 2016.

For the nine months ended September 30, 2017, diluted EPS from continuing operations was $1.28 compared to $1.14 for the nine months ended September 30, 2016. Diluted EPS, adjusted for special items, was $1.46 for the nine months ended September 30, 2017 compared to $0.74 for the nine months ended September 30, 2016. Income from continuing operations, net of taxes was $423 million for the nine months ended September 30, 2017 compared to $380 million for the nine months ended September 30, 2016. Adjusted EBITDA was $1,467 million for the nine months ended September 30, 2017 compared to $1,142 million for the nine months ended September 30, 2016.

Development

In the third quarter of 2017, Hilton opened 99 hotels consisting of 14,500 rooms, achieving net unit growth of 12,000 rooms.

As of September 30, 2017, Hilton's development pipeline totaled over 335,000 rooms at 2,191 hotels throughout 104 countries and territories, including 37 countries and territories where Hilton does not currently have any open hotels. Nearly 172,000 rooms in the pipeline, or more than half, were located outside the U.S. Additionally, over 171,000 rooms in the pipeline, or more than half, were under construction.

Hilton continues to grow its newest brands with 18 percent of room openings for the year through September 2017 under the Curio, Tapestry, Home2 Suites and Tru brands.

Balance Sheet and Liquidity

As of September 30, 2017, Hilton had $6.7 billion of long-term debt outstanding, excluding deferred financing costs and discount, with a weighted average interest rate of 4.1 percent.

Total cash and cash equivalents were $796 million as of September 30, 2017, including $126 million of restricted cash and cash equivalents. No borrowings were outstanding under the $1.0 billion revolving credit facility as of September 30, 2017.

During the third quarter of 2017, Hilton repurchased 4.3 million shares of common stock at a cost of approximately $273 million and an average price per share of $63.23. From March 2017, when Hilton's share repurchase program began, through October 2017, Hilton has repurchased 11.0 million shares for approximately $693 million at an average price per share of $63.17.

In September 2017, Hilton paid a quarterly cash dividend of $0.15 per share on shares of its common stock, for a total of $48 million. In October 2017, Hilton's board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on or before December 29, 2017 to holders of record of its common stock as of the close of business on November 17, 2017.

Outlook

Share-based metrics in Hilton's outlook do not include the effect of potential share repurchases.

Full Year 2017

•	System-wide RevPAR is expected to increase between 1.0 percent and 3.0 percent on a comparable and currency neutral basis compared to 2016.

•	Diluted EPS, before special items, is projected to be between $1.68 and $1.72.

•	Diluted EPS, adjusted for special items, is projected to be between $1.87 and $1.91.

•	Net income is projected to be between $556 million and $568 million.

•	Adjusted EBITDA is projected to be between $1,920 million and $1,940 million.

•	Management and franchise fee revenue is projected to increase between 8 percent and 10 percent compared to 2016 on a pro forma basis.

•	Capital expenditures, excluding amounts reimbursed by hotel owners, are expected to be between $150 million and $200 million.

•	Cash available for capital return is projected to be between $1.0 billion and $1.1 billion.

•	General and administrative expenses are projected to be between $430 million and $440 million, including approximately $30 million of transaction-related costs.

•	Net unit growth is expected to be approximately 50,000 rooms to 55,000 rooms.

Fourth Quarter 2017

•	System-wide RevPAR is expected to increase between 1.0 percent and 3.0 percent on a comparable and currency neutral basis compared to the fourth quarter of 2016.

•	Diluted EPS, before special items, is projected to be between $0.41 and $0.45.

•	Diluted EPS, adjusted for special items, is projected to be between $0.41 and $0.45.

•	Net income is projected to be between $133 million and $145 million.

•	Adjusted EBITDA is projected to be between $453 million and $473 million.

•	Management and franchise fee revenue is projected to increase between 8 percent and 10 percent compared to the fourth quarter of 2016 on a pro forma basis.

Full Year 2018
For 2018, system-wide RevPAR is expected to increase between 1.0 percent and 3.0 percent on a comparable and currency neutral basis compared to 2017. Given Hilton's strong development pipeline, unit growth should continue to accelerate in 2018 as its global system of rooms is expected to expand by approximately 6.5 percent on a net basis.

Conference Call

Hilton will host a conference call to discuss third quarter 2017 results on October 26, 2017 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at http://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at http://ir.hilton.com/financial-reporting/quarterly-results/2017.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States or 1-412-317-6061 internationally. Please use the conference ID 4957281. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the United States or 1-412-317-0088 internationally using the conference ID 10112571.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the "Outlook" section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests, management and franchise agreements, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the United States of America ("U.S."), and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; net debt; net debt to Adjusted EBITDA ratio; and trailing twelve month financial information. See the schedules to this press release including the "Definitions" section for additional information and reconciliations of such non-GAAP financial measures.

Pro Forma Financial Information

This press release includes pro forma financial information for Hilton adjusted to reflect the spin-offs, including: unaudited pro forma condensed consolidated statements of operations; pro forma net income and diluted EPS, adjusted for special items; pro forma Adjusted EBITDA; pro forma Adjusted EBITDA margin; and pro forma net debt to Adjusted EBITDA ratio. The unaudited pro forma financial information has been prepared to reflect the spin-offs as if they had occurred on January 1, 2016. See “Definitions—Pro Forma Adjustments” for additional details. The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what Hilton's results of operations would actually have been had the spin-offs occurred on the date indicated or what Hilton's results of operations will be after giving effect to the completion of the spin-offs.

In addition to the pro forma financial information herein, refer to Hilton's Current Report on Form 8-K filed with the SEC on January 4, 2017 for additional information.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company, with a portfolio of 14 world-class brands comprising more than 5,100 properties with nearly 838,000 rooms in 103 countries and territories. Hilton is dedicated to fulfilling its mission to be the world’s most hospitable company by delivering exceptional experiences - every hotel, every guest, every time. The Company's portfolio includes Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio Collection by Hilton, DoubleTree by Hilton, Tapestry Collection by Hilton, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The Company also manages an award-winning customer loyalty program, Hilton Honors. Hilton Honors members who book directly through preferred Hilton channels have access to instant benefits, including a flexible payment slider that allows members to choose exactly how many Points to combine with money, an exclusive member discount that can’t be found anywhere else and free standard Wi-Fi. Visit newsroom.hilton.com for more information and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedIn.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended September 30,
	2017	2016
	(as reported)	(as reported)	(pro forma adjustments(1))		(pro forma)
Revenues
Franchise fees	$373	$314	$20	(a)	$334
Base and other management fees	87	59	20	(a)	79
Incentive management fees	52	34	14	(a)	48
Owned and leased hotels	388	372	—		372
Other revenues	21	18	—		18
	921	797	54		851
Other revenues from managed and franchised properties	1,433	1,070	278	(b)	1,348
Total revenues	2,354	1,867	332		2,199

Expenses
Owned and leased hotels	345	325	—		325
Depreciation and amortization	83	90	—		90
General and administrative	104	107	—		107
Other expenses	7	10	—		10
	539	532	—		532
Other expenses from managed and franchised properties	1,433	1,070	278	(b)	1,348
Total expenses	1,972	1,602	278		1,880

Operating income	382	265	54		319

Interest expense	(100)	(97)	—		(97)
Gain (loss) on foreign currency transactions	2	(10)	—		(10)
Other non-operating income, net	5	—	—		—

Income from continuing operations before income taxes	289	158	54		212

Income tax expense	(108)	(69)	(21)	(c)	(90)

Income from continuing operations, net of taxes	181	89	33		122
Income from discontinued operations, net of taxes	—	103	—		103
Net income	181	192	33		225
Net income attributable to noncontrolling interests	(2)	(5)	—		(5)
Net income attributable to Hilton stockholders	$179	$187	$33		$220

Weighted average shares outstanding(2)
Basic	322	329		(d)	329
Diluted	325	331		(d)	330

Earnings per share
Basic:
Net income from continuing operations per share	$0.56	$0.27			$0.37
Net income from discontinued operations per share	—	0.30
Net income per share	$0.56	$0.57

Diluted:
Net income from continuing operations per share	$0.55	$0.27			$0.37
Net income from discontinued operations per share	—	0.30
Net income per share	$0.55	$0.57

Cash dividends declared per share(2)	$0.15	$0.21			$0.21
___________

(1)	Pro forma adjustments include the effect of the spin-offs of Park and HGV, excluding amounts reported as discontinued operations. See "Definitions" for additional details.

(2)
Weighted average shares outstanding used in the computation of basic and diluted earnings per share and cash dividends declared per share for the three months ended September 30, 2016 were adjusted to reflect the Reverse Stock Split.

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Nine Months Ended September 30,
	2017	2016
	(as reported)	(as reported)	(pro forma adjustments(1))		(pro forma)
Revenues
Franchise fees	$1,039	$878	$60	(a)	$938
Base and other management fees	255	179	61	(a)	240
Incentive management fees	160	103	44	(a)	147
Owned and leased hotels	1,065	1,089	—		1,089
Other revenues	78	53	—		53
	2,597	2,302	165		2,467
Other revenues from managed and franchised properties	4,264	3,241	865	(b)	4,106
Total revenues	6,861	5,543	1,030		6,573

Expenses
Owned and leased hotels	947	981	—		981
Depreciation and amortization	259	273	—		273
Impairment loss	—	15	—		15
General and administrative	326	287	—		287
Other expenses	41	39	—		39
	1,573	1,595	—		1,595
Other expenses from managed and franchised properties	4,264	3,241	865	(b)	4,106
Total expenses	5,837	4,836	865		5,701

Gain on sales of assets, net	—	1	—		1

Operating income	1,024	708	165		873

Interest expense	(304)	(286)	—		(286)
Gain (loss) on foreign currency transactions	3	(36)	—		(36)
Loss on debt extinguishment	(60)	—	—		—
Other non-operating income, net	11	5	—		5

Income from continuing operations before income taxes	674	391	165		556

Income tax expense	(251)	(11)	(63)	(c)	(74)

Income from continuing operations, net of taxes	423	380	102		482
Income from discontinued operations, net of taxes	—	366	—		366
Net income	423	746	102		848
Net income attributable to noncontrolling interests	(4)	(11)	—		(11)
Net income attributable to Hilton stockholders	$419	$735	$102		$837

Weighted average shares outstanding(2)
Basic	326	329		(d)	329
Diluted	328	330		(d)	330

Earnings per share
Basic:
Net income from continuing operations per share	$1.29	$1.14			$1.45
Net income from discontinued operations per share	—	1.09
Net income per share	$1.29	$2.23

Diluted:
Net income from continuing operations per share	$1.28	$1.14			$1.45
Net income from discontinued operations per share	—	1.09
Net income per share	$1.28	$2.23

Cash dividends declared per share(2)	$0.45	$0.63			$0.63
___________

(1)	Pro forma adjustments include the effect of the spin-offs of Park and HGV, excluding amounts reported as discontinued operations. See "Definitions" for additional details.

(2)
Weighted average shares outstanding used in the computation of basic and diluted earnings per share and cash dividends declared per share for the nine months ended September 30, 2016 were adjusted to reflect the Reverse Stock Split.

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2017	vs. 2016		2017	vs. 2016	2017	vs. 2016
U.S.	79.8%	(0.4)%	pts.	$147.43	0.5%	$117.61	(0.1)%
Americas (excluding U.S.)	76.6	1.6		128.52	1.2	98.46	3.4
Europe	81.8	3.7		148.74	3.2	121.65	8.0
Middle East & Africa	69.9	5.4		130.18	(7.6)	90.93	0.2
Asia Pacific	76.6	4.5		139.93	1.9	107.23	8.3
System-wide	79.3	0.5		145.80	0.6	115.68	1.3

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2017	vs. 2016		2017	vs. 2016	2017	vs. 2016
U.S.	77.4%	—%	pts.	$147.37	1.0%	$114.07	1.0%
Americas (excluding U.S.)	72.5	2.2		124.49	1.8	90.24	5.0
Europe	76.0	3.6		140.09	2.6	106.42	7.6
Middle East & Africa	65.9	4.8		145.07	(4.7)	95.61	2.7
Asia Pacific	72.5	5.4		138.14	(0.8)	100.17	7.1
System-wide	76.4	1.0		145.00	0.8	110.78	2.1

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2017	vs. 2016		2017	vs. 2016	2017	vs. 2016
Waldorf Astoria Hotels & Resorts	64.9%	(2.5)%	pts.	$297.47	3.5%	$192.93	(0.4)%
Conrad Hotels & Resorts	78.8	4.4		240.06	4.2	189.16	10.3
Hilton Hotels & Resorts	79.3	1.2		166.63	0.2	132.11	1.7
Curio - A Collection by Hilton	75.4	3.5		179.57	(1.3)	135.33	3.5
DoubleTree by Hilton	77.6	0.7		136.45	0.1	105.86	1.0
Embassy Suites by Hilton	81.7	0.2		161.90	0.2	132.28	0.4
Hilton Garden Inn	79.4	0.3		135.85	0.2	107.84	0.7
Hampton by Hilton	79.1	(0.2)		126.11	1.1	99.81	0.9
Homewood Suites by Hilton	84.2	1.0		139.35	1.2	117.34	2.4
Home2 Suites by Hilton	84.4	2.6		120.13	1.1	101.34	4.3
System-wide	79.3	0.5		145.80	0.6	115.68	1.3

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2017	vs. 2016		2017	vs. 2016	2017	vs. 2016
Waldorf Astoria Hotels & Resorts	69.4%	(0.4)%	pts.	$328.61	3.6%	$228.21	3.0%
Conrad Hotels & Resorts	72.7	3.3		243.34	(0.1)	176.85	4.6
Hilton Hotels & Resorts	76.1	1.7		166.73	0.5	126.95	2.8
Curio - A Collection by Hilton	72.6	5.2		191.40	(0.4)	138.89	7.2
DoubleTree by Hilton	75.1	1.2		135.34	0.6	101.65	2.2
Embassy Suites by Hilton	80.2	0.5		163.08	0.9	130.77	1.5
Hilton Garden Inn	76.6	0.5		133.61	0.5	102.41	1.1
Hampton by Hilton	75.5	0.2		122.95	1.1	92.83	1.4
Homewood Suites by Hilton	81.3	1.3		137.34	0.7	111.65	2.4
Home2 Suites by Hilton	80.2	2.9		117.62	1.3	94.37	5.0
System-wide	76.4	1.0		145.00	0.8	110.78	2.1

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2017	vs. 2016		2017	vs. 2016	2017	vs. 2016
Ownership(1)	82.2%	0.9%	pts.	$181.65	5.0%	$149.32	6.2%
Management and franchise	79.2	0.5		144.60	0.5	114.59	1.1
System-wide	79.3	0.5		145.80	0.6	115.68	1.3

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2017	vs. 2016		2017	vs. 2016	2017	vs. 2016
Ownership(1)	77.7%	2.1%	pts.	$173.50	3.0%	$134.79	5.8%
Management and franchise	76.4	0.9		144.07	0.7	110.01	2.0
System-wide	76.4	1.0		145.00	0.8	110.78	2.1
____________

(1)	Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton has a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of September 30, 2017

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	1	215	12	5,451	—	—	13	5,666
Americas (excluding U.S.)	—	—	1	142	1	984	2	1,126
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	3	703	—	—	3	703
Asia Pacific	—	—	3	723	—	—	3	723
Conrad Hotels & Resorts
U.S.	—	—	4	1,287	1	319	5	1,606
Americas (excluding U.S.)	—	—	1	134	1	294	2	428
Europe	—	—	3	899	1	256	4	1,155
Middle East & Africa	1	614	3	1,076	—	—	4	1,690
Asia Pacific	1	164	15	4,630	2	776	18	5,570
Canopy by Hilton
Europe	—	—	—	—	1	112	1	112
Hilton Hotels & Resorts
U.S.	—	—	64	47,555	180	54,339	244	101,894
Americas (excluding U.S.)	1	405	25	9,235	17	5,469	43	15,109
Europe	55	14,933	53	16,595	32	8,609	140	40,137
Middle East & Africa	5	1,998	43	13,186	2	605	50	15,789
Asia Pacific	7	3,412	81	30,027	7	2,826	95	36,265
Curio - A Collection by Hilton
U.S.	—	—	4	1,981	25	5,661	29	7,642
Americas (excluding U.S.)	—	—	—	—	5	973	5	973
Europe	—	—	2	187	5	633	7	820
Middle East & Africa	—	—	1	201	—	—	1	201
Asia Pacific	—	—	1	266	—	—	1	266
DoubleTree by Hilton
U.S.	—	—	37	12,246	300	71,224	337	83,470
Americas (excluding U.S.)	—	—	5	1,035	19	3,833	24	4,868
Europe	—	—	11	2,899	80	13,635	91	16,534
Middle East & Africa	—	—	10	2,350	4	488	14	2,838
Asia Pacific	—	—	46	13,086	2	965	48	14,051
Tapestry Collection by Hilton
U.S.	—	—	—	—	1	58	1	58
Embassy Suites by Hilton
U.S.	—	—	44	11,568	186	42,164	230	53,732
Americas (excluding U.S.)	—	—	3	667	5	1,322	8	1,989
Hilton Garden Inn
U.S.	—	—	4	430	622	85,977	626	86,407
Americas (excluding U.S.)	—	—	7	930	36	5,594	43	6,524
Europe	—	—	21	3,870	36	5,906	57	9,776
Middle East & Africa	—	—	7	1,574	—	—	7	1,574
Asia Pacific	—	—	20	4,301	—	—	20	4,301
Hampton by Hilton
U.S.	—	—	49	6,048	2,077	202,593	2,126	208,641
Americas (excluding U.S.)	—	—	13	1,678	86	10,252	99	11,930
Europe	—	—	14	2,291	50	7,631	64	9,922
Asia Pacific	—	—	—	—	20	3,200	20	3,200
Tru by Hilton
U.S.	—	—	—	—	5	457	5	457
Homewood Suites by Hilton
U.S.	—	—	21	2,240	400	45,600	421	47,840
Americas (excluding U.S.)	—	—	2	219	17	1,920	19	2,139
Home2 Suites by Hilton
U.S.	—	—	—	—	176	18,139	176	18,139
Americas (excluding U.S.)	—	—	—	—	3	317	3	317
Other	—	—	2	888	3	760	5	1,648
Lodging	73	22,204	639	203,496	4,408	603,891	5,120	829,591
Hilton Grand Vacations	—	—	—	—	48	8,101	48	8,101
Total	73	22,204	639	203,496	4,456	611,992	5,168	837,692
____________

(1)	Includes hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES
(unaudited, dollars in millions)

	Three Months Ended
	September 30,		Increase / (Decrease)
	2017	2016	$	%
Capital expenditures for property and equipment(1)	$18	$13	5	38.5
Capitalized software costs(2)	16	18	(2)	(11.1)
Contract acquisition costs	19	17	2	11.8
Total capital expenditures	$53	$48	5	10.4

	Nine Months Ended
	September 30,		Increase / (Decrease)
	2017	2016	$	%
Capital expenditures for property and equipment(1)	$36	$42	(6)	(14.3)
Capitalized software costs(2)	45	50	(5)	(10.0)
Contract acquisition costs	51	35	16	45.7
Total capital expenditures	$132	$127	5	3.9
____________

(1)	Includes expenditures for hotels, corporate and other property and equipment.

(2)
Includes $13 million and $9 million of expenditures that are reimbursed by hotel owners for the three months ended September 30, 2017 and 2016, respectively, and $28 million and $27 million for the nine months ended September 30, 2017 and 2016, respectively.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS AND
PRO FORMA NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Income from continuing operations attributable to Hilton stockholders, net of taxes, as reported	$179	$87	$419	$375
Diluted EPS from continuing operations, as reported	$0.55	$0.27	$1.28	$1.14
Special items:
Loss on debt extinguishment	$—	$—	$60	$—
Transaction costs(1)	2	—	17	—
Financing transactions(2)	—	4	5	4
Asset dispositions(3)	3	16	12	18
Impairment loss	—	—	—	15
Tax-related adjustments(4)	—	—	—	(153)
Total special items before tax	5	20	94	(116)
Income tax expense on special items	(1)	(8)	(34)	(14)
Total special items after tax	$4	$12	$60	$(130)

Net income, adjusted for special items	$183	$99	$479	$245
Diluted EPS, adjusted for special items	$0.56	$0.30	$1.46	$0.74

Net income, adjusted for special items, including pro forma adjustments(5)		$132		$347
Diluted EPS, adjusted for special items, including pro forma adjustments(5)		$0.41		$1.05
____________

(1)
Includes expenses related to the spin-offs that were recognized in general and administrative expenses. Transaction costs for the three and nine months ended September 30, 2016 are included in discontinued operations and, therefore, are excluded from the presentation above.

(2)	Includes expenses incurred in connection with the refinancing of the senior secured term loan facility that were recognized in other non-operating income, net.

(3)	Includes severance costs that were recognized in general and administrative expenses from the February 2015 sale of the Waldorf Astoria New York.

(4)	Relates to the release of reserves of unrecognized tax benefits that Hilton has either settled or determined that Hilton was more likely than not to receive the full benefit for.

(5)	Reflects the effect of the spin-offs as if they had occurred on January 1, 2016. See “Definitions—Pro Forma Adjustments” for additional details.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND PRO FORMA ADJUSTED EBITDA
(unaudited, dollars in millions)

	Three Months Ended September 30,
	2017	2016
	(as reported)	(as reported)	(pro forma)
Income from continuing operations, net of taxes	$181	$89	$122
Interest expense	100	97	97
Income tax expense	108	69	90
Depreciation and amortization	83	90	90
EBITDA	472	345	399
Loss (gain) on foreign currency transactions	(2)	10	10
FF&E replacement reserve	16	13	13
Share-based compensation expense	32	23	24
Other adjustment items(1)	6	24	24
Adjusted EBITDA	$524	$415	$470

	Nine Months Ended September 30,
	2017	2016
	(as reported)	(as reported)	(pro forma)
Income from continuing operations, net of taxes	$423	$380	$482
Interest expense	304	286	286
Income tax expense	251	11	74
Depreciation and amortization	259	273	273
EBITDA	1,237	950	1,115
Gain on sales of assets, net	—	(1)	(1)
Loss (gain) on foreign currency transactions	(3)	36	36
Loss on debt extinguishment	60	—	—
FF&E replacement reserve	37	41	41
Share-based compensation expense	91	62	64
Impairment loss	—	15	15
Other adjustment items(1)	45	39	39
Adjusted EBITDA	$1,467	$1,142	$1,309
____________

(1)
Includes adjustments for severance and other items and, for the three and nine months ended September 30, 2017, also includes transaction costs. Transaction costs for the three and nine months ended September 30, 2016 are included in discontinued operations and, therefore, are excluded from the presentation above.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA MARGIN AND PRO FORMA ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended September 30,
	2017	2016
	(as reported)	(as reported)	(pro forma)
Total revenues, as reported	$2,354	$1,867	$2,199
Less: other revenues from managed and franchised properties	(1,433)	(1,070)	(1,348)
Total revenues, excluding other revenues from managed and franchised properties	$921	$797	$851

Adjusted EBITDA	$524	$415	$470

Adjusted EBITDA margin	56.9%	52.1%	55.2%

	Nine Months Ended September 30,
	2017	2016
	(as reported)	(as reported)	(pro forma)
Total revenues, as reported	$6,861	$5,543	$6,573
Less: other revenues from managed and franchised properties	(4,264)	(3,241)	(4,106)
Total revenues, excluding other revenues from managed and franchised properties	$2,597	$2,302	$2,467

Adjusted EBITDA	$1,467	$1,142	$1,309

Adjusted EBITDA margin	56.5%	49.6%	53.1%

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT, PRO FROMA NET DEBT TO ADJUSTED EBITDA RATIO AND
NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, in millions)

	September 30,	December 31,
	2017	2016
Long-term debt, including current maturities	$6,613	$6,616
Add: unamortized deferred financing costs and discount	84	90
Long-term debt, including current maturities and excluding unamortized deferred financing costs and discount	6,697	6,706
Add: Hilton's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs	13	12
Less: cash and cash equivalents	(670)	(1,062)
Less: restricted cash and cash equivalents	(126)	(121)
Net debt	$5,914	$5,535

PRO FORMA RESULTS:

	Nine Months Ended		Year Ended	TTM(1)
	September 30,		December 31,	September 30,
	2017	2016	2016	2017
	(as reported)	(pro forma)	(pro forma)	(pro forma)
Income from continuing operations, net of taxes	$423	$482	$127	$68
Interest expense	304	286	394	412
Income tax expense	251	74	647	824
Depreciation and amortization	259	273	364	350
EBITDA	1,237	1,115	1,532	1,654
Gain on sales of assets, net	—	(1)	(8)	(7)
Loss (gain) on foreign currency transactions	(3)	36	16	(23)
Loss on debt extinguishment	60	—	—	60
FF&E replacement reserve	37	41	55	51
Share-based compensation expense	91	64	83	110
Impairment loss	—	15	15	—
Other adjustment items(2)	45	39	70	76
Adjusted EBITDA	$1,467	$1,309	$1,763	$1,921

Net debt				$5,914

Net debt to Adjusted EBITDA ratio				3.1
____________

(1)
Trailing twelve months ("TTM") September 30, 2017 on a pro forma basis is calculated as the nine months ended September 30, 2017 plus the pro forma year ended December 31, 2016 less the pro forma nine months ended September 30, 2016.

(2)
Includes adjustments for severance and other items and, for the nine months ended September 30, 2017, also includes transaction costs. Transaction costs for the nine months ended September 30, 2016 are included in discontinued operations and, therefore, are excluded from the presentation above.

ACTUAL RESULTS:

	Nine Months Ended		Year Ended	TTM(1)
	September 30,		December 31,	September 30,
	2017	2016	2016	2017
Income (loss) from continuing operations, net of taxes	$423	$380	$(8)	$35
Interest expense	304	286	394	412
Income tax expense	251	11	564	804
Depreciation and amortization	259	273	364	350
EBITDA	1,237	950	1,314	1,601
Gain on sales of assets, net	—	(1)	(8)	(7)
Loss (gain) on foreign currency transactions	(3)	36	16	(23)
Loss on debt extinguishment	60	—	—	60
FF&E replacement reserve	37	41	55	51
Share-based compensation expense	91	62	81	110
Impairment loss	—	15	15	—
Other adjustment items(2)	45	39	70	76
Adjusted EBITDA	$1,467	$1,142	$1,543	$1,868

Net debt				$5,914

Net debt to Adjusted EBITDA ratio				3.2
____________

(1)	TTM September 30, 2017 is calculated as the nine months ended September 30, 2017 plus the year ended December 31, 2016 less the nine months ended September 30, 2016.

(2)
Includes adjustments for severance and other items and, for the nine months ended September 30, 2017, also includes transaction costs. Transaction costs for the nine months ended September 30, 2016 are included in discontinued operations and, therefore, are excluded from the presentation above.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2017
(unaudited, in millions, except per share data)

	Three Months Ending December 31, 2017
	Low Case	High Case
Net income attributable to Hilton stockholders	$131	$144
Diluted EPS, before special items	$0.41	$0.45

Net income, adjusted for special items	$131	$144
Diluted EPS, adjusted for special items(1)	$0.41	$0.45

	Year Ending December 31, 2017
	Low Case	High Case
Net income attributable to Hilton stockholders	$550	$563
Diluted EPS, before special items	$1.68	$1.72
Special items(2):
Loss on debt extinguishment	$60	$60
Transaction costs	17	17
Financing transactions	5	5
Asset dispositions	12	12
Total special items before tax	94	94
Income tax expense on special items	(34)	(34)
Total special items after tax	$60	$60

Net income, adjusted for special items	$610	$623
Diluted EPS, adjusted for special items(1)	$1.87	$1.91
____________

(1)	Does not include the effect of potential share repurchases.

(2)	See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2017
(unaudited, in millions)

	Three Months Ending December 31, 2017
	Low Case	High Case
Net income	$133	$145
Interest expense	100	100
Income tax expense	83	90
Depreciation and amortization	87	87
EBITDA	403	422
FF&E replacement reserve	16	16
Share-based compensation expense	25	25
Other adjustment items(1)	9	10
Adjusted EBITDA	$453	$473

	Year Ending December 31, 2017
	Low Case	High Case
Net income	$556	$568
Interest expense	404	404
Income tax expense	334	341
Depreciation and amortization	346	346
EBITDA	1,640	1,659
Gain on foreign currency transactions	(3)	(3)
Loss on debt extinguishment	60	60
FF&E replacement reserve	53	53
Share-based compensation expense	116	116
Other adjustment items(1)	54	55
Adjusted EBITDA	$1,920	$1,940
____________

(1)	Includes adjustments for severance, transaction costs and other items.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Pro Forma Adjustments

The unaudited pro forma condensed consolidated statements of operations are based on Hilton's unaudited condensed consolidated statements of operations for the three and nine months ended September 30, 2016 and have been adjusted to reflect the spin-offs of Park and HGV as if they had occurred on January 1, 2016. The unaudited pro forma adjustments are based on estimates, accounting judgments and currently available information and assumptions that Hilton management believes are reasonable. The pro forma adjustments include the following:

(a)
The management and franchise fee revenue related to the management and franchise agreements with Park, effective at completion of the spin-offs, as well as the franchise fee revenue related to the license agreement with HGV, effective at completion of the spin-offs.

(b)
The revenues and expenses for payroll and related costs, certain other operating costs, marketing expenses and other expenses associated with Hilton's brands and shared services that will be directly reimbursed to Hilton by Park under the terms of the management and franchise agreements with Park, effective at completion of the spin-offs.

(c)	The income tax effect of the pro forma adjustments by applying an estimated statutory tax rate of 38 percent.

(d)
Pro forma basic and diluted weighted average shares outstanding were based on the historical weighted average number of common shares outstanding, and the calculation of pro forma diluted weighted average shares outstanding reflects the effect of the spin-offs.

Refer to pro forma financial information included in the Current Report on Form 8-K filed with the SEC on January 4, 2017 for additional details on the pro forma adjustments.

The adjustments in the unaudited pro forma condensed consolidated statements of operations do not include general and administrative expenses that do not meet the requirements to be presented in discontinued operations as they are not specifically related to Park or HGV. Accordingly, the pro forma general and administrative expenses are not necessarily indicative of future general and administrative expenses of Hilton. The unaudited pro forma condensed consolidated statements of operations also do not reflect any cost savings that Hilton believes could have been achieved had the spin-offs been completed on the date indicated.

Trailing Twelve Month Financial Information

This press release also includes certain unaudited financial information for the TTM period ended September 30, 2017, which is calculated as the nine months ended September 30, 2017 plus the actual or pro forma year ended December 31, 2016 less the actual or pro forma nine months ended September 30, 2016. This presentation is not in accordance with GAAP. However, the Company believes that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results. In addition, the Company’s management uses TTM information to evaluate the Company’s financial performance for ongoing planning purposes.
Net Income and EPS, Adjusted for Special Items

Net income and EPS, adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income and EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income and EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, reflects income (loss) from continuing operations, net of taxes, excluding interest expense, a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment

("FF&E") replacement reserves required under certain lease agreements; (v) reorganization costs; (vi) share-based compensation expense; (vii) non-cash impairment losses; (viii) severance, relocation and other expenses; and (ix) other items.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, excluding other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and the provision for income taxes are dependent on company specifics, including, among other things, the Company's capital structure and operating jurisdictions, respectively, and, therefore could vary significantly across companies. Depreciation and amortization are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as (i) share-based compensation expense, as this could vary widely among companies due to the different plans in place and the usage of them; (ii) FF&E replacement reserve to be consistent with the treatment of FF&E for its owned and leased hotels where it is capitalized and depreciated over the life of the FF&E; and (iii) other items that are not core to the Company's operations and are not reflective of the Company's performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, in isolation or as a substitute, to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. The Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies and may have limitations as analytical tools.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as (i) long-term debt, including current maturities and excluding unamortized deferred financing costs and discount; and (b) the Company's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (ii) restricted cash and cash equivalents. Net debt should not be considered as a substitute to debt presented in accordance with GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

The Company believes net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies.

Net Debt to Adjusted EBITDA Ratio

Net debt to Adjusted EBITDA ratio, presented herein, is a non-GAAP financial measure and is included as it is frequently used by securities analysts, investors and other interested parties to compare the financial condition of companies. Net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP, and it may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported, excluding the hotels distributed in the spin-offs; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 5,120 hotels in the Company's system as of September 30, 2017, 3,956 hotels were classified as comparable hotels. The 1,164 non-comparable hotels included 253 hotels, or approximately five percent of the total hotels in the system, that were removed from the comparable group during the last twelve months.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable average daily rate levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by total number of room nights sold for a given period. ADR measures average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis (all periods presented use the actual exchange rates for the three and nine months ended September 30, 2017, as applicable), unless otherwise noted.